Exhibit 99.1

Soluna Reports Q1’25 Results

Q1 Revenue of $5.9 Million and 220MW of New Projects in Development

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ALBANY, NY, May 16, 2025 - Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced its financial results for the quarter year ended March 31, 2025.

“Our outlook shines brighter with expanding project development at Projects Rosa, Ellen, and Hedy. First quarter results reflect operational stamina amidst challenges from market headwinds, commercial model shifts, weather events, and customer deployment delays,” said John Belizaire, CEO of Soluna.

“During the first quarter of 2025, we continued construction of Project Dorothy 2, which is expected to increase our Bitcoin Hosting capacity to 123MW. We also expanded our project pipeline in South Texas to meet future demand for sustainable AI compute and Bitcoin Hosting. We believe these milestones continue to demonstrate our growth potential.”

“We are focused on the growth of our substantial pipeline of projects into AI/HPC data centers during 2025, beginning with Project Kati,” said John Tunison, CFO of Soluna.

“Additionally, in recent months, we have made substantial progress towards simplifying our capital structure, including fully converting the outstanding convertible loan notes in Q4 2024, paying off the Navitas loan at Project Dorothy 1B and securing modifications to the terms of our Series B Preferred Stock, all of which we believe has strengthened our ability to raise the growth capital needed to execute on our strategic plan,” continued John Tunison.

2025 Operational and Corporate Highlights:

●	We simplified our capital structure by fully converting Convertible Loan Notes last year, significantly restructuring the Preferred B equity, and paying off the Navitas loan at Project Dorothy 1B.

●	We have continued construction of Project Dorothy 2 and the initial phase of powering up that facility is underway, which is expected to increase our Bitcoin hosting capacity by 64%, reaching a total of 123 MW (with an expected completion timeline of Q4 2025).

●	Soluna AL CloudCo LLC (“CloudCo” or “Project Ada”) completed a strategic termination of the HP Enterprises (“HPE”) contract - the strategic termination of the contract has enabled the Company to refocus on crypto-mining and the future development of AI data centers. Following CloudCo’s notice of termination, HPE terminated the services in April of 2025. The financial impact of the termination on Soluna’s consolidated financial statements as of and for the year ended December 31, 2024 was reported in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2025.

●	Non-dilutive Financing Closed with Galaxy – Soluna SW LLC closed a $5 million debt facility with Galaxy Digital, secured by the assets of Project Sophie.

●	Expanded Project Pipeline up to approximately 698MW in operations, construction, and development – as of today, the Company added two new projects (Hedy and Ellen) totaling 220MW. Project Kati (166MW) is now shovel ready with capital formation underway. Project Rosa (187MW) land acquisition agreements were signed in February, 2025. We now have line of sight to 698MW of data center capacity (for AI and Bitcoin) to be in development over the next twenty four months.

●	Second Patent Awarded – Soluna’s second utility patent was awarded (Patent #: US12250794B2) in April, 2025, which broadens the scope of Soluna’s Modular Data Center patent (Patent #: US11974415B2) focusing on the layout of modular data center buildings on a site.

First Quarter Financial and Operational Highlights:

Revenue bridge

●	Short term Revenue Decline – Revenue declined when compared to same period in 2024, due to four factors: 1) BTC halving and subsequent hash price volatility, 2) change in commercial model mix to more Profit Sharing (fully offset in cost of revenue for no Gross Profit impact; one-time impact), 3) data center downtime related to weather and customer change out, partially offset by strong operational performance, and 4) lower Demand Response Services driven by increased participation rate within ERCOT.

●	Revenue Generation Poised for Growth – Given the one-time nature of the commercial model mix shift and data center downtime and timing of the next BTC halving, we expect Revenue to stabilize and grow as we continue to commission additional MW of Bitcoin Hosting capacity over the next 2 years related to Dorothy 2 and Kati.

●	Strong Cash Balance Continues – Unrestricted cash grew to $9.2 million, a $1.4 million increase, from December 31, 2024.

●	Gross Profit Declined – excluding Project Ada / CloudCo, driven by the above-mentioned Revenue drivers and partially offset by lower cost of revenue related to the shift to more Profit Share contracts, gross profit declined by $5.7 million from Q1 2024 to $1.2 million.

●	Selling, General & Administrative Expenses, excluding depreciation and amortization – increased by $2.0 million from Q1 2024 to Q1 2025 driven by higher Stock Compensation Expense and Professional Fees related to the Yorkville Advisors Standby Equity Purchase Agreement and compliance.

●	Net Income declined Q1 2024 to Q1 2025 by ($4.8 million) - driven by the above-mentioned Revenue, Gross Profit and SG&A drivers of a decline of $7.6 million Operating Loss, plus the Extinguishment of Convertible Loan debt and gain - +$3.6 million - on the acquisition of Cloud Notes, which was partially offset by $0.8 million combined higher Interest, Tax and Other Expenses.

●	Adjusted EBITDA Declined Q1 2024 to Q1 2025 – driven by the above-mentioned Revenue, Gross Profit and SG&A drivers, Adjusted EBITDA declined by $6.8 million to a loss of $1.6 million.

●	Adjusted EBITDA Improved Q4 2024 to Q1 2025 – $0.9 million improved over Q4 2024, primarily driven by the termination of Project Ada/CloudCo HPE contract and associated mitigation of expense, and also the above-mentioned hash price and outage drivers.

Adjusted EBITDA Trend

Q1 2025 Revenue & Cost of Revenue by Project Site

Q1 2024 Revenue & Cost of Revenue by Project Site

For more details on the HPE contract termination, see the 8-K filing dated March 28, 2025. The audited financial statements and Annual Report on Form 10-K filed with the SEC on March 31, 2025 are available online.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including the completion of Project Dorothy 2, our expectations with respect to the development of Projects Hedy and Ellen, and the completion of the land purchase for Project Rosa, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements about the Company or its business. Soluna may also make written or oral forward-looking statements in its periodic reports to the SEC, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

Non-GAAP Measures

In addition to figures prepared in accordance with GAAP, Soluna from time to time may present alternative non-GAAP performance measures, e.g., EBITDA, adjusted EBITDA, adjusted net profit/loss, adjusted earnings per share, free cash flow, both on a company basis and on a project-level basis, among others. EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for stock-based compensation costs, loss on sale of fixed assets, loss on debt extinguishment and revaluation, placement agent release expense, loss on contract, provision for credit losses, convertible note inducement expense and impairment on fixed assets, fair value adjustment on Standby Equity Purchase Agreement draws and loss (gain) on debt extinguishment and revaluation, net. Project level measures may not take into account a full allocation of corporate expenses. These measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Alternative performance measures are not subject to GAAP or any other generally accepted accounting principle. Other companies may define these terms in different ways. See our annual report on Form 10-K for the year ended December 31, 2024 for an explanation of how management uses these measures in evaluating its operations. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate the Company’s business.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com and follow us on:

LinkedIn: https://www.linkedin.com/company/solunaholdings/

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

Newsletter: bit.ly/solunasubscribe

Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

John Tunison

Chief Financial Officer

Soluna Holdings, Inc.

jtunison@soluna.io

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of March 31, 2025 (Unaudited) and December 31, 2024

(Dollars in thousands, except per share)	March 31, 2025	December 31, 2024
Assets
Current Assets:
Cash	$9,161	$7,843
Restricted cash	2,227	1,150
Accounts receivable, net (allowance for expected credit losses of $244 at March 31, 2025 and December 31, 2024)	2,364	2,693
Prepaid expenses and other current assets	1,978	1,781
Equipment held for sale	28	28
Total Current Assets	15,758	13,495
Restricted cash, noncurrent	3,060	1,460
Other assets	1,124	2,724
Deposits and credits on equipment	4,932	5,145
Property, plant and equipment, net	49,585	47,283
Intangible assets, net	15,292	17,620
Operating lease right-of-use assets	298	313
Total Assets	$90,049	$88,040

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,321	$2,840
Accrued liabilities	6,482	6,785
Accrued interest payable	2,674	2,275
Contract liability	19,348	20,015
Current portion of debt	13,848	14,444
Income tax payable	49	37
Customer deposits	1,776	1,416
Operating lease liability	62	61
Total Current Liabilities	47,560	47,873

Other liabilities	249	235
Long-term debt	10,190	7,061
Operating lease liability	236	252
Deferred tax liability, net	4,821	5,257
Total Liabilities	63,056	60,678

Commitments and Contingencies (Note 10)

Stockholders’ Equity:
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, $25.00 liquidation preference; authorized 6,040,000; 4,953,545 shares issued and outstanding as of March 31, 2025 and December 31, 2024	5	5
Series B Preferred Stock, par value $0.0001 per share, authorized 187,500; 62,500 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—

Common stock, par value $0.001 per share, authorized 75,000,000;12,548,786 shares issued and 12,508,045 shares outstanding as of March 31, 2025 and 10,647,761 shares issued and 10,607,020 shares outstanding as of December 31, 2024	13	11
Additional paid-in capital	319,575	315,607
Accumulated deficit	(321,860)	(314,304)
Common stock in treasury, at cost, 40,741 shares at March 31, 2025 and December 31, 2024	(13,798)	(13,798)
Total Soluna Holdings, Inc. Stockholders’ (Deficit) Equity	(16,065)	(12,479)
Non-Controlling Interest	43,058	39,841
Total Stockholders’ Equity	26,993	27,362
Total Liabilities and Stockholders’ Equity	$90,049	$88,040

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

For the Three Months Ended March 31, 2025 and 2024

	For the three months ended
	March 31,
(Dollars in thousands, except per share)	2025	2024

Cryptocurrency mining revenue	$2,999	$6,396
Data hosting revenue	2,402	5,278
Demand response service revenue	507	875
High-performance computing service revenue	28	-
Total revenue	5,936	12,549
Operating costs:
Cost of cryptocurrency mining revenue, exclusive of depreciation	1,954	1,841
Cost of data hosting revenue, exclusive of depreciation	1,327	2,251
Cost of high-performance computing services	7	-
Cost of cryptocurrency mining revenue- depreciation	1,074	1,087
Cost of data hosting revenue- depreciation	401	436
Total cost of revenue	4,763	5,615
Operating expenses:
General and administrative expenses, exclusive of depreciation and amortization	5,946	3,994
Depreciation and amortization associated with general and administrative expenses	2,404	2,403
Total general and administrative expenses	8,350	6,397
Impairment on fixed assets	-	130
Operating (loss) income	(7,177)	407
Interest expense	(838)	(424)
Gain (loss) on debt extinguishment and revaluation, net	551	(3,097)
Loss on sale of fixed assets	-	(1)
Other (expense) income, net	(315)	23
Loss before income taxes	(7,779)	(3,092)
Income tax benefit, net	425	548
Net loss	(7,354)	(2,544)
(Less) Net income attributable to non-controlling interest, net	(202)	(2,710)
Net loss attributable to Soluna Holdings, Inc.	$(7,556)	$(5,254)

Basic and Diluted loss per common share:
Basic & Diluted loss per share	$(0.88)	$(2.62)

Weighted average shares outstanding (Basic and Diluted)	11,939,983	2,807,555

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2025 and 2024

	Three Months Ended March 31,
(Dollars in thousands)	2025	2024
Operating Activities
Net loss	$(7,354)	$(2,544)

Adjustments to reconcile net loss to net cash provided by (used in) by operating activities:
Depreciation expense	1,506	1,554
Amortization expense	2,373	2,372
Stock-based compensation	1,847	661
Deferred income taxes	(437)	(548)
Impairment on fixed assets	-	130
Amortization of operating lease asset	15	61
(Gain) loss on debt extinguishment and revaluation, net	(551)	3,097
Amortization on deferred financing costs and discount on notes	153	7
SEPA fair value revaluation	118	-
Loss on sale of fixed assets	-	1
Changes in operating assets and liabilities:
Accounts receivable	329	(1,480)
Prepaid expenses and other current assets	(197)	(138)
Other long-term assets	1,606	1
Accounts payable	481	430
Contract liability	(667)	-
Operating lease liabilities	(15)	(61)
Other liabilities and customer deposits	374	(192)
Accrued liabilities and interest payable	242	499
Net cash (used in) provided by operating activities	(177)	3,850
Investing Activities
Purchases of property, plant, and equipment	(3,808)	(524)
Purchases of intangible assets	(45)	(38)
Proceeds from disposal on property, plant, and equipment	-	78
Deposits of equipment, net	213	(343)
Net cash used in investing activities	(3,640)	(827)
Financing Activities
Proceeds from common stock warrant exercises	-	300
Proceeds from SEPA	2,005	-
Proceeds from notes	5,000	-
Payments on notes and deferred financing costs	(1,978)	(616)
Contributions from non-controlling interest	4,310	-
Distributions to non-controlling interest	(1,525)	(1,680)
Net cash provided by (used in) financing activities	7,812	(1,996)

Increase in cash & restricted cash	3,995	1,027
Cash & restricted cash – beginning of period	10,453	10,367
Cash & restricted cash – end of period	$14,448	$11,394

Supplemental Disclosure of Cash Flow Information
Interest paid on NYDIG loans	-	115
Interest paid on Navitas loan	3	57
Interest paid on June and July SPA notes	282	-
Warrant consideration in relation to convertible notes and revaluation	-	4,333
Notes converted to common stock	-	1,023
Noncash deferred financing cost accrual	97	-
Noncash membership distribution accrual	949	1,069

For the three months ended March 31, 2025

	Cryptocurrency Mining	Data Center Hosting	High-Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$2,999	$2,402	$28	$5,429
Reconciliation of revenue
Demand response revenue (a)				507
Total consolidated revenue				5,936
Less: Segment cost of revenue
Utility costs	1,412	389	-	1,801
Wages, benefits, and employee related costs	219	470	7	696
Facilities and Equipment costs	207	365	-	572
Cost of revenue- depreciation	1,074	401	-	1,475
Other cost of revenue*	140	144	-	284
Total segment cost of revenue	3,052	1,769	7	4,828
General and administrative expenses	14	90	159	263
Segment operating income (loss)	$(67)	$543	$(138)	$338

For the three months ended March 31, 2024

	Cryptocurrency Mining	Data Center Hosting	High-Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$6,396	$5,278	$-	$11,674
Reconciliation of revenue
Demand response revenue (a)			-	875
				12,549
Less: Segment cost of revenue
Utility costs	1,377	1,357	-	2,734
Wages, benefits, and employee related costs	191	460	-	651
Facilities and Equipment costs	175	299	-	474
Cost of revenue- depreciation	1,087	436	-	1,523
Other cost of revenue*	178	217	-	395
Total segment cost of revenue	3,008	2,769	-	5,777
General and administrative expenses	29	35	-	64
Impairment on fixed assets	130	-	-	130
Segment operating income	$3,229	$2,474	$-	$5,703

(a)	Demand response service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss.

*	Other cost of revenue includes insurance, outside service costs and margins, and general costs.

The following table presents the reconciliation of segment operating income (loss) to net income (loss) before taxes:

	For the three months ended March 31,
	2025	2024
Segment operating income	$338	$5,703

Reconciling Items:
Elimination of intercompany costs	65	162
Other revenue (a)	507	875
General and administrative, exclusive of depreciation and amortization (b)	(5,683)	(3,930)
General and administrative, depreciation and amortization	(2,404)	(2,403)
Interest expense	(838)	(424)
Gain (loss) on debt extinguishment and revaluation, net	551	(3,097)
Loss on sale of fixed assets	-	(1)
Other (expense) income, net	(315)	23
Net loss before taxes	$(7,779)	$(3,092)

The following table summarizes the balances for the project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the three months ended March 31, 2025:

	Soluna Digital					Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$2,999	$-	$-	$-	$2,999	$-	$2,999
Data hosting revenue	-	1,371	1,031	-	2,402	-	2,402
Demand response services	-	-	-	507	507	-	507
High-performance computing services	-	-	-	-	-	28	28
Total revenue	2,999	1,371	1,031	507	5,908	28	5,936

Cost of cryptocurrency mining, exclusive of depreciation	$1,954	-	-	-	1,954	-	1,954
Cost of data hosting revenue, exclusive of depreciation	-	885	372	70	1,327	-	1,327
Cost of high-performance computing service revenue	-	-	-	-	-	7	7
Cost of cryptocurrency mining revenue- depreciation	1,074	-	-	-	1,074	-	1,074
Cost of data hosting revenue- depreciation	-	295	106	-	401	-	401
Total cost of revenue	3,028	1,180	478	70	4,756	7	4,763
Gross (loss) profit	$(29)	$191	$553	$437	$1,152	$21	$1,173

The following table summarizes the balances for the project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the three months ended March 31, 2024:

	Soluna Digital					Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$6,396	$-	$-	$-	$6,396	$-	$6,396
Data hosting revenue	-	3,542	1,736	-	5,278	-	5,278
Demand response services	-	-	-	875	875	-	875
High-performance computing services	-	-	-	-	-	-	-
Total revenue	6,396	3,542	1,736	875	12,549	-	12,549

Cost of cryptocurrency mining, exclusive of depreciation	$1,841	-	-	-	1,841	-	1,841
Cost of data hosting revenue, exclusive of depreciation	-	1,737	514	-	2,251	-	2,251
Cost of high-performance computing service revenue	-	-	-	-	-	-	-
Cost of cryptocurrency mining revenue- depreciation	1,084	-	-	3	1,087	-	1,087
Cost of data hosting revenue- depreciation	-	284	150	2	436	-	436
Total cost of revenue	2,925	2,021	664	5	5,615	-	5,615
Gross profit	$3,471	$1,521	$1,072	$870	$6,934	$-	$6,934

Reconciliations of EBITDA and Adjusted EBITDA to net loss, the most comparable GAAP financial metric, for historical periods are presented in the table below:

(Dollars in thousands)	Three months ended March 31,
	2025	2024

Net loss from continuing operations	$(7,354)	$(2,544)
Interest expense	838	424
Income tax benefit	(425)	(548)
Depreciation and amortization	3,879	3,926
EBITDA	(3,062)	1,258

Adjustments: Non-cash items

Stock-based compensation costs	1,847	661
Loss on sale of fixed assets	-	1
(Gain) loss on debt extinguishment and revaluation, net	(551)	3,097
Fair value adjustment on SEPA draws	118	-
Impairment on fixed assets	-	130
Adjusted EBITDA	$(1,648)	$5,147

The following table represents the EBITDA and Adjusted EBITDA activity between each three-month period from January 1, 2024 through March 31, 2025 (unaudited).

(Dollars in thousands)	Three months ended March 31, 2024	Three months ended June 30, 2024	Three months ended September 30, 2024	Three months ended December 31, 2024	Three months ended March 31, 2025

Net loss from continuing operations	$(2,544)	$(9,145)	$(8,093)	$(38,518)	$(7,354)
Interest expense, net	424	449	821	833	838
Income tax benefit from continuing operations	(548)	(649)	(547)	(743)	(425)
Depreciation and amortization	3,926	3,909	3,916	3,889	3,879
EBITDA	1,258	(5,436)	(3,903)	(34,539)	(3,062)

Adjustments: Non-cash items

Stock-based compensation costs	661	1,368	1,257	2,025	1,847
Loss on sale of fixed assets	1	21	-	9	-
Provision for credit losses	-	244	367	149	-
Convertible note inducement expense	-	-	-	388	-
Placement agent release expense	-	-	-	1,000	-
Loss on contract	-	-	-	28,593	-
Impairment on fixed assets	130	-	-	-	-
Fair value adjustment on SEPA draws	-	-	-	-	118
Loss (gain) on debt extinguishment and revaluation, net	3,097	5,600	(1,203)	(145)	(551)
Adjusted EBITDA	$5,147	$1,797	$(3,482)	$(2,520)	$(1,648)